STOCK  PURCHASE  AGREEMENT  (the  "Agreement"),  dated as of April 21,
                                                                       ---------
2004, by and between SPIDER BOY INTERNATIONAL INC., a Minnesota corporation (the
----
"Purchaser"), and ROBERT G. BARROW JR. and MARK D. ANDRIZZI, jointly and severally (the "Seller"), the holders of all of the outstanding shares of capital stock of INNOVATIVE CORPORATE STRATEGIES INC., a corporation existing under the laws of the state of Georgia with its principal place of business located at 1117 Perimeter Center West Suite N-415 Atlanta, Georgia 30338 (the "Corporation").

ARTICLE 1   PURCHASE OF STOCK AND PURCHASE PRICE

     1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase from the Seller, all of the issued and outstanding shares of capital stock of the Corporation (the "Shares"). The number of Shares which are the subject of this Agreement and the stock certificates evidencing the Shares are described in
Schedule  1.1  hereto.

     1.2 PRICE. In reliance on the representations and warranties of the Seller contained herein, and in consideration of the sale, conveyance, transfer and delivery of the Shares and the consummation of the other agreements and transactions referred to in this Agreement, the Purchaser agrees to pay to the Seller the aggregate consideration calculated in accordance with the provisions of Section 1.3 hereto (the "Purchase Price") on the Closing Date (as defined in
Section  9.1  hereof),  payable  as  hereinafter  set  forth.

     1.3     PURCHASE  PRICE  DETERMINATION.

     (a) THE "Purchase Price" shall be the sum often dollars ($10.00) and an amount equal to the sum of the annual earnings of the Corporation over a period commencing on Closing and ending on the last day of Purchaser's fiscal year 2006, calculated according to GAAP before interest, taxes, depreciation and amortization, as determined by the Financial Statements of the Corporation (the "EBITDA"), multiplied by 3.5 (the "EARNOUT"), up to a maximum of Twelve Million Four Hundred Thousand Dollars ($12,400,000) ( the "EARNOUT CAP"), subject to increase pursuant to Section 1.3(e), which shall be paid and or adjusted as follows:

     (b) Within 30 days after the filing of the Form 10-K of Purchaser for the Purchaser's fiscal year 2004 (the "FIRST YEAR DETERMINATION PERIOD"), the EBITDA of the operations of Purchaser attributable to operation of the Corporation during the period between the Closing and the last day of the fiscal year of Purchaser for 2004 shall be determined by the independent auditors of Purchaser (the "FIRST YEAR EBITDA") and paid to the Seller as follows: Purchaser shall pay to Seller 3.5 times the FIRST YEAR EBITDA (the "FIRST YEAR EARNOUT") as follows: Twelve Percent (12%) of the FIRST YEAR EARNOUT in cash, and Eighty Eight Percent (88%) in Common Stock of Purchaser valued at the lesser of [x] $4.00 per share or [y] the Weighted Average Sale Price for Purchaser's Common
Stock for the 3 trading days prior to the end of the FIRST YEAR DETERMINATION PERIOD as determined pursuant to Section 1.3 (f) below (the "FIRST YEAR EARNOUT PAYMENT") with the difference between (x) and (y) to be paid in either cash or unregistered Common Stock of Purchaser at Purchaser's option.

     (c) Within 30 days after the filing of the Form 10-KSB of Purchaser for the Purchaser's fiscal year 2005 (the "SECOND YEAR DETERMINATION PERIOD"), the EBITDA of the operations of Purchaser attributable to operation of the Corporation during the period between the Closing and the last day of fiscal year of Purchaser for 2005 shall be determined by the independent auditors of Purchaser and paid to the Seller (the "SECOND YEAR EBITDA") as follows:
Purchaser shall pay to Seller 3.5 times the SECOND YEAR EBITDA (the "SECOND YEAR EARNOUT") as follows: Thirty Percent (30%) of the SECOND YEAR EARNOUT in cash, and Seventy Percent (70%) in Common Stock of Purchaser valued at the lesser of [x] $6.00 per share or [y] the Weighted Average Sale Price for Purchaser's Common Stock for the 3 trading days prior to the end of the SECOND YEAR DETERMINATION PERIOD, as determined pursuant to
Section 1.3(f) below (the "SECOND YEAR EARNOUT PAYMENT") with the difference between (x) and (y) to be paid in either cash or unregistered Common Stock of Purchaser at Purchaser's option.

     (d) Within 30 days after the filing of the Form 10-KSB of Purchaser for the fiscal year 2006 (the "THIRD YEAR DETERMINATION PERIOD"), the EBITDA of the operations of Purchaser attributable to operation of the Corporation during the period between the Closing and the last day of fiscal year of Purchaser for 2006 shall be determined by the independent auditors of Purchaser and paid to the Seller (the "THIRD YEAR EBITDA") as follows: Purchaser shall pay to Seller 3.5 times the THIRD YEAR EBITDA (the "THIRD YEAR EARNOUT") as follows: that amount of cash and Common Stock of Purchaser so that the total of the FIRST YEAR
EARNOUT, the SECOND YEAR EARNOUT and the THIRD YEAR EARNOUT is Fifty Percent (50%) cash and Fifty Percent (50%) Common Stock of Purchaser, valued at the lesser of [x] $8.00 per share or [y] ] the Weighted Average Sale Price for Purchaser's Common Stock for the 3 trading days prior to the end of the THIRD YEAR DETERMINATION PERIOD as determined pursuant to Section 1.3(f) below (the "THIRD YEAR EARNOUT PAYMENT") with the difference between (x) and (y) to be paid in either cash or unregistered Common Stock of Purchaser at Purchaser's option.

     (e) In the event the FIRST YEAR EARNOUT PAYMENT is equal to or greater than One Hundred and Eleven Thousand Nine Hundred and Ninety One Dollars ($111,991.00), and the SECOND YEAR EARNOUT PAYMENT is equal to or greater than One Million One Hundred and Forty Nine Thousand Six Hundred Fifty One Dollars ($1,149,651), and the THIRD YEAR EARNOUT PAYMENT is equal to or greater than Three Million Five Hundred Thirty One Thousand Four Hundred Fifty One Dollars ($3,531,451), then the EARNOUT CAP shall be increased from $12,400,000 to an amount equal to the FIRST YEAR EBITDA, SECOND YEAR EBITDA AND THIRD YEAR EBITDA multiplied by FOUR (the "Incentive Purchase Price"). The difference between the Purchase Price and the Incentive Purchase Price is to be paid fifty percent in cash and fifty percent in unregistered Common Stock of Purchaser, valued at the lesser of [x] $8,00 per share or [y] the Weighted Average Sale Price for Purchaser's Common Stock for the 3 trading days prior to the end of the THIRD YEAR DETERMINATION PERIOD as determined pursuant to Section 1.3(f) below (the "THIRD YEAR EARNOUT PAYMENT") with the difference between (x) and (y) to be paid in either cash or unregistered Common Stock of Purchaser at Purchaser's option.

     (f) "Weighted Average Sale Price" shall be determined on the applicable determination dates set forth above on the basis of the weighted average sale price of the Buyer's Common Stock on the principal stock exchange, or the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS"), as the case may be, on which such Common Stock is then listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ/NMS, as the case may be, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ system or the National Quotation Bureau, Inc., (iii) if neither NASDAQ, or the National Quotation Bureau is at the time engaged in the business of reporting such prices, then as furnished by any similar firm then engaged in such business, or (iv) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected by the Buyer, with the consent of the Buyer (which consent shall not be unreasonably refused or delayed), and which is not an Affiliate of the Buyer.

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF SELLER AND CORPORTATON

          Seller and Corporation hereby represent and warrant to Purchaser as of the date hereof and as of the Closing Date:

          2.1  Corporate  Organization,  etc.  Corporation is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. Corporation is duly qualified or licensed to do business in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed . Such jurisdictions are set forth in Schedule 2.l(a) hereto. True, complete and correct copies of Corporation's charter and bylaws as presently in effect are set forth in Schedule 2.1(b) hereto.

          2.2  Subsidiaries  and  Affiliates. Corporation has no subsidiaries or
               -----------------------------
affiliates.

          2.3  Capital  Stock.  The  stock  record  book of Corporation has been
               --------------
delivered to the Purchaser for inspection prior to the date hereof and are complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and cancelled. The authorized, issued and outstanding shares of capital stock of Corporation is as set forth in Schedule 2.3 hereto.

          2.4  Corporate Record Books. The corporate minute books of Corporation
               ----------------------
has been made available to the Purchaser, is complete and correct and contains all of the proceedings of the shareholders and directors of the Corporation.

          2.5 Title to Stock. All of the outstanding shares of the capital stock
              --------------
of Corporation is owned by Seller, is duly authorized, validly issued and fully paid and non-assessable, and are free of all Liens (as defined in Section 12.3). Upon payment of the Purchase Price to the Seller at closing, Seller will convey good and marketable title to the Shares free and clear of all Liens or contractual restrictions or limitations whatsoever.

          2.6  Options  and  Rights.  There  are  no  outstanding subscriptions,
               --------------------
options, warrants, rights, securities, contracts, commitments, understandings, or arrangements by which Corporation is bound to issue any additional shares of its capital stock or rights to purchase shares of its capital stock. There are no existing agreements between Seller and Corporation or between the Seller or the Corporation, on the one hand, and any other Person (as defined in Section 12.3), on the other hand, regarding the Shares.

          2.7  Authorization,  etc.  The  Seller has full power and authority to
               -------------------
enter into this Agreement and the agreements contemplated hereby and to deliver the Shares and the certificates evidencing such Shares to Purchaser as provided for herein, free and clear of all Liens. The execution, delivery and performance of this agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of the Corporation and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This
Agreement and all other agreements contemplated hereby to be entered into by Seller constitute a legal, valid and binding obligation of Seller enforceable against the Seller in accordance with its terms.

          2.8 No Violation. The execution and delivery by Seller and Corporation
              ------------
of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller and Corporation do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default or event of default under (with due notice, lapse of time or both) of any contract to which either Corporation or Seller is a party; b) or result in the creation of any Lien upon any of the Seller's assets or the Corporation's capital stock or assets; c) give any third party the right to accelerate any obligations of either Seller or Corporation; d) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice to any court or Authority (as defined in Section 12.3) pursuant to, the charter or bylaws of Seller or

Corporation or any Regulation (as defined in Section 12.3), Order (as defined in
Section 12.3) or Contract (as defined in Section 12.3) to which the Seller or a Corporation or their respective properties are subject. The Seller will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          2.9  Financial  Statements.
               ---------------------

     (a) Attached as SCHEDULE 2.9(a)(l) hereto are audited year-end balance sheets and statements of operations, stockholders equity and cash flow of Corporation as of the 31 day of MARCH for the year 2004 AND UN-AUDITED BALANCE SHEETS FOR THE PERIOD COMMENCING APRIL 1, 2004 AND ENDING APRIL 12, 2004. Such balance sheets and the notes thereto fairly present the financial position of Corporation as at the respective dates thereof, and such statements of operations, stockholders equity and cash flow and the notes thereto (i) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP (as defined in Section 12.3) (except as stated therein or in the notes thereto) applied on a consistent basis and (ii) fairly present the financial condition of Corporation at the respective date of, and for the period covered by such statements and (iii) except as disclosed in SCHEDULE 2.9(a)(2) hereto, are in accordance with the required or permitted statutory accounting requirements or practices applied on a consistent basis under the laws of the State of Georgia. Corporation has no liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, other than (i) liabilities which have been reflected or reserved against in the Financial Statements, (ii) liabilities incurred since the Financial Statement Date (as hereinafter defined) in the ordinary course of business, (iii) liabilities covered by insurance or reinsurance, and (iv) liabilities disclosed in Schedule 2.9(a)(2) hereto. The balance sheet, the statement of income and the statement of changes in financial position as at MARCH 31, 2004, and the notes thereto are herein collectively referred to as the "Financial Statements" and March 31, 2004, is referred to herein as the "Financial Statement Date".

     (b) Except as set forth in SCHEDULE 2.9(b) hereto, Corporation does not have any Indebtedness (as defined in Section 12.3), obligation or liability (whether accrued, absolute, contingent, un-liquidated or otherwise, known or unknown to Seller or Corporation, whether due or to become due) arising out of transactions entered into or Occurrences (as defined in Section 12.3) that occurred at or prior to the Closing Date, other than: (a) liabilities set forth in the Financial Statements and (b) liabilities and obligations which have arisen after the Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement, Claim or lawsuit

     (c) Except as set forth in SCHEDULE 2.9(c) hereto: (i) the amounts shown in the balance sheet for Corporation as of the Financial Statement Date included in the Financial Statements with respect to policy reserves were computed in accordance with commonly accepted actuarial standards, and were fairly stated in accordance with sound actuarial principles; and (ii) the insurance and annuity policy reserves, if any, reflected in the balance sheets included in the Financial Statements and Corporation's Internal Statutory Financial Statements at MARCH 31, 2004, and in the balance sheets included in the Financial
Statements at the Financial Statement Date were determined under generally accepted actuarial principles applied on a consistent basis to cover the total amount of all reasonably anticipated liabilities of the Company under such policies, and on the Closing Date shall be on a basis consistent with reserving methods applied by the Company in prior years, except as otherwise required by law or regulation.

     (d) From the date of this Agreement and until the Closing, Seller shall provide Purchaser, within twenty-five (25) days after the last day of the period covered thereby, with a true and correct copy of any internal statutory financial statements of Corporation prepared for the interim quarterly periods subsequent to MARCH 31, 2004.

     (e) The balance sheet of Corporation as of the Closing Date is set forth as
SCHEDULE  2.9(e)  hereto  which  is  true and complete in all material respects.

          2.10  Employees.  SCHEDULE  2.10  lists  all  employees or independent
                ---------
contractors providing services to Corporation. Corporation has been for the past four years, and currently is, in compliance with all Federal, state and local Regulations or Orders affecting employment and employment practices of such Corporation (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. At the Closing Corporation will have no liability to any of past or present employees, officers or directors or independent contractors.

          2.11  Absence  of  Certain Changes. Since the Financial Statement Date
                ----------------------------
there has not been (a) any Material Adverse Change (as defined in Section 12.3) in the business, prospects, financial condition or in the operations of the Corporation's businesses; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to the Corporation's properties and businesses; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, Stock or property) in respect of the Corporation's capital stock, or any redemption or other acquisition of such stock by Corporation: (d) any increase in the compensation payable to or to become payable by Corporation to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of Corporation; (e) any entry into any material Contract not in the ordinary course of business, including without limitation any borrowing or capital expenditure; or (f) any change by either of the Corporation in accounting methods or principles.

          2.12  Contracts.
                ---------

     (a) Except as expressly contemplated by this Agreement or as set forth on SCHEDULE 2.12(a) hereto, as of the Closing Date, Corporation is not a party to any written or oral:

     (i) pension, profit sharing, stock options, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union;

     (ii) Contract for the employment of any officer, individual employee or other person on a full-time, part-time, consulting or other basis or Contract relating to loans to officers, directors or Affiliates;

     (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of Corporation;

     (iv)    Guarantee  (as  defined  in  Section  12.3)  of  any  obligation;

     (v) Contract under which the Corporation has advanced or loaned any Person amounts;

     (vi) Contract under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property described in SCHEDULE 2.12 (VI);

     (vii) Contract under which Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation;

     (viii) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $1,000;

     (ix) assignment, license, indemnification or Contract with respect to any intangible property (including, without limitation, any Proprietary Rights (as defined in Section 12.3);

     (x) warranty Contract with respect to its services rendered or its products sold or leased;

     (xi) Contract under which it has granted any Person any registration rights (including piggyback rights) with respect to any securities;

     (xii) Contract prohibiting it from freely engaging in any business or competing anywhere in the world;

     (xiii) Contract for the purchase, acquisition or supply of property and assets, whether for resale or otherwise;

     (xiv)   Contracts  with  independent  agents  or  brokers;

     (xv) employment, consulting, sales, commissions or marketing contracts;

     (xvi) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

     (xvii) Contracts with Persons with which, directly or indirectly, the Seller also has a Contract;

or

     (xviii) any other contract which is material to its operations and business prospects or involves a consideration in excess of $2,000 annually excluding any purchase orders in the ordinary course of business.

     (b) The Corporation has performed in all material respects all obligations required to be performed by it and is not in default in any material respect under or in breach of nor in receipt of any claim of default or breach under any Contract to which the Corporation is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any Contract to which the Corporation is subject; the Corporation has no present expectation or intention of not fully performing all such obligations; the corporation has no knowledge of any breach or anticipated breach by the other parties to any Contract to which it is a party; and the Corporation is not a party to any materially adverse Contract.

     (c) Attached hereto as SCHEDULE 2.12(c) is a true and complete copy of each of the Corporation's Contracts with any Person who sells products or services to Corporation or who has a Contract to resell any product or service provided by Corporation.

          2.13     True  and  Complete Copies. Copies of Contracts and documents
                   ---------------------------
delivered and to be delivered hereunder by the Seller or Corporation are and will be true and complete copies of such agreements, contracts and documents.

          2.14     Title  and  Related  Matters.
                   -----------------------------

               (a) Except as set forth in SCHEDULE 2.14(a) hereto, Corporation has good and marketable title to all of the properties and assets reflected in the Financial Statements or acquired after the date thereof and for properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole, (iii) as reflected in the Financial Statements or the notes thereto.

               (b) The Corporation owns, and will on the Closing Date, own good and marketable title to all the personal property and assets, tangible or intangible, used in their respective businesses except as to those assets leased as set forth in Schedule 2.14(b) hereto, all of which leases are in good standing and no party is in default thereunder. Except as set forth in Schedule 2.14(b) hereto, none of the assets belonging to or held by the Corporation is or will be on the Closing date subject to any (i) Contracts of sale or lease, or
(ii)  Liens.

               (c) There has not been since the Financial Statement date and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by the Corporation of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Purchaser. After the Closing, the Purchaser will own, or have the unrestricted right to use, all properties and assets that are currently used in connection with the businesses of the Corporation.

     2.15     Litigation. There is no Claim (as defined in Section 12.3) pending
              -----------
or threatened against the Seller or the Corporation. Nor is there any Order outstanding against the Seller or the Corporation.

     2.16     Tax  Matters.
              -------------

               (a) Corporation has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively the "Tax Returns") required to be filed and has duly paid or accrued on the Financial Statements all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") due claimed to be due or may be due by federal, state, or local authorities (collectively, the "Taxing Authorities"). All Taxes required or anticipated to be paid for all periods prior to and including the Closing Date have been paid or fully reserved against in accordance with GAAP, except as provided in SCHEDULE 2.16 hereto. All Taxes which are required to be withheld or collected by Corporation have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Corporation except for liens for Taxes not yet due and payable. Corporation has not executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of Corporation is substantially correct and incompliance with the Internal Revenue Code of 1986, as amended and the regulations there under (the "Code").

               (b) No issues have been raised that are currently pending by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Corporation which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of Corporation on the Tax Returns filed by or on behalf of Corporation for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Purchaser, state accurately, in all material respects the information requested with respect to Corporation and such information was derived from the books and records of Corporation.

     (c) Corporation is not subject to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for federal income tax purposes. Corporation is not a party to any tax sharing agreement.

     (d) Corporation is not a "consenting corporation", within the meaning of Section 34l(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Corporation is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

     (e) The most recent review of the Tax Returns of Corporation by the Internal Revenue Service is set forth in SCHEDULE 2.16 hereto.

     (f) Corporation is not and will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under the Tax Reform Act of 1986 or the Revenue Act of 1987.

     (g) None of the assets of Corporation constitutes tax-exempt bond financed property or tax exempt use property within the meaning of Section 168 of the Code, and none of the assets of Corporation are subject to a lease, safe harbor lease, or other arrangement as a result of which Corporation are not treated as the owner for federal income tax purposes.

     (h) Corporation has not made or become obligated to make, and will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

     (i)     Tax  Sharing  Agreements.  Corporation  is  not  a party to any Tax
             -------------------------
Sharing  Agreement.

     (j)     Returns  and  Reports.  Corporation  shall file all Tax Returns and
             ----------------------
reports with respect to Taxes which are required to be filed for Tax periods ending on or before the Closing Date (a "Pre-Closing Tax Return") and shall pay all amounts shown to be due on such Pre-Closing Tax Returns to the appropriate taxing authority.

     (k)     Tax  Books  and Records. The Purchaser and the Seller shall furnish
             ------------------------
or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access of books and records) and assistance relating to the Corporation as is reasonably necessary for the filing of any return or report, for the preparation for any audit, and for the prosecution or defense of any claim relating to any proposed adjustment or refund Claim.

     2.17     Compliance  with  Law  and  Applicable  Government  Regulations.
              ---------------------------------------------------------------
Corporation is presently complying in respect of its operations, practices, real property, plants, structures, and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of the Seller or threatened, nor has the Seller or the Corporation received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Seller or the Corporation including any requirement of OSHA or any pollution and environmental control agency (including air and water).

     2.18     ERISA  and  Related  Matters.
              ----------------------------

(a)     Benefit  Plans:  Obligations to Employees. Corporation is not a party to
        ------------------------------------------
or participates in or have any liability or contingent liability with respect to:

     (i) any "employee welfare benefit plan", "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

     (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

     (iii) any employment agreement not terminable on 30 days' or less written notice, without further liability.

     2.19     Banks,  Brokers  and Proxies.  SCHEDULE 2.19 hereto sets forth (i)
              -----------------------------
the name of each bank, trust company, securities or other broker or other financial institution with which the Corporation has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by the Corporation to draw thereon or to have access to any such safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Corporation in matters concerning its business or affairs. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Corporation for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable. At the Closing, the Seller shall cause each such bank., trust company, broker or financial institution to prepare an account summary for each account owned by the Corporation which shall be of a date not less than two business days prior to the Closing Date, and shall be attached hereto as Schedule 2.19. The account statements attached hereto as Schedule 2,19 are true and complete in all respects.

     2.20     Intellectual  Property.
              ----------------------

     (a) Corporation has no trade name, service mark, patent, copyright or trademark related to its business, except those which are set forth in SCHEDULE 2.20, which are all those necessary for the operation of their respective businesses.

     (b)     Corporation  has  the right to use each Proprietary Right listed in
Schedule 2.20, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the best knowledge of the Seller and the Corporation, threatened, against Corporation that its use of any of the Proprietary Rights listed on Schedule 2.20 infringes the rights of any Person. The Seller and Corporation have no knowledge of any conflicting use of any of such Proprietary Rights.

     (c) Corporation is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right and there is no conflict with the rights of others in respect to any Proprietary Right now used in the conduct of its business.

          2.21     Dealings with Affiliates.    Schedule 2.21  hereto sets forth
                   -------------------------
a complete list, including the parties, of all oral or written agreements and arrangements to which the Corporation is, will be or has been a party at any time and to which any one or more Affiliates is also a party,

          2.22     Insurance.   Corporation  currently  has,  and  through  the
                   ----------
Closing Date will have, insurance contracts or policies (the "Policies") in full force and effect which provide for coverages that are usual and customary as to amount and scope in the businesses of the Corporation. SCHEDULE 2.22 hereto sets forth a summary of all insurance contracts or policies that relate to liability or excess liability insurance (collectively, the "Liability Policies") and all other Policies, including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions. Except as set forth in Schedule 2.22 hereto all of the Policies and Liability Policies remain in full force and effect The Corporation has not breached or otherwise failed to perform in any material respects their obligations under any of the Policies or the Liability
Policies nor has the Seller or the Corporation received any adverse notice or communication from any of the insurers party to the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are sufficient for compliance with all Regulations, Orders and all Contracts to which either Corporation is subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Neither the Seller nor the Corporation has ever been refused any insurance with respect to the Corporation assets or operations, nor has coverage ever been limited by any insurance carrier to which the Corporation have applied for any Policy or with which either Corporation has carried a Policy.

     2.23     Disclosure.  Neither  this  Agreement  nor  any  of  the exhibits,
              -----------
attachments, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Corporation with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Seller or the Corporation have not disclosed to the Purchaser in writing and of which the Seller or the Corporation or any of their respective officers, directors or executive employees is aware and which could reasonably be anticipated to have a Material Adverse Effect on either of the Corporation or the ability of the Purchaser to continue the businesses of the Corporation in the same manner as the Corporation conducted their businesses prior to the Closing Date.

     2.24.     Intentionally  Omitted.

     2.25 The Seller has received information from books and records of the Purchaser, has carefully reviewed and relied on the disclosures contained therein, and information otherwise provided to him in writing by the Purchaser. The Seller understands that all documents, records and books pertaining to this investment have been made available for inspection by his attorney and/or his accountant and him. The Seller and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Purchaser, or a person or persons acting on its behalf, concerning the Common Stock of the Purchaser, and all such questions have been answered to the full satisfaction of the Seller. No oral representations have been made or oral information furnished to the Seller or his advisers in connection with Common Stock of the Purchaser were in any way inconsistent with the information furnished.

     2.26 The Seller (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Common Stock of the Purchaser for an indefinite period, and
(iv)  at  the  present  time,  could  afford a complete loss of such investment.

     2.27 The Seller recognizes that the Purchaser has a limited financial and operating history and no history of profitable operations, and that the Common Stock of the Purchaser as an investment involves special risks, including those disclosed to the Seller by the Purchaser.

     2.28 The Seller understands that the Common Stock of the Purchaser has not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings. The Seller understands that the Common Stock of the Purchaser must be held indefinitely unless it is subsequently registered, or an exemption from such registration is available. The Seller further understands that the Purchaser has not agreed to file and the Purchaser does not anticipate the filing of a registration statement under the Securities Act to allow a public resale of the

Common  Stock  of  the Purchaser. However, pursuant to that certain Registration
Rights Agreement described in SCHEDULE 2.28 attached hereto, the Purchaser has agreed to registration rights under certain conditions with respect to the resale of the common stock underlying the Common Stock of the Purchaser.

     2.29 The Common Stock of the Purchaser is being purchased solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the Common Stock of the Purchaser. The Seller or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information, made available to him in connection with Common Stock of the Purchaser to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

     2.30 The Seller realizes that he may not be able to sell or dispose of his Common Stock of the Purchaser as there will be no public market. In addition, the Seller understands that his right to transfer the Common Stock of the Purchaser will be subject to restrictions against transfer unless the transfer is not in violation of the Securities Act, and the securities laws of any state (including investor suitability standards), and the Purchaser consents to such transfer. The Seller also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by the Securities Act, or the securities law of any state and for any expenses incurred in connection with such a proposed transfer.

     2.31 All information which the Seller has provided to the Purchaser concerning himself, his financial position, and his knowledge of financial and business matters, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Purchaser with such information.

     2.32 Pursuant to Regulation D under the Securities Act, the Seller understands and agrees that the following restrictions and limitations are applicable to his purchase, resales, hypothecations or other transfers of the Common Stock of the Purchaser:

          i. The Seller agrees that the Common Stock of the Purchaser shall not be sold, pledged, hypothecated or otherwise transferred unless the Common Stock of the Purchaser is registered under the Securities Act, and the securities laws of any state, or are exempt therefrom;

          ii. A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the Common Stock of the Purchaser:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO
     THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          iii. Stop transfer instructions to the transfer agent of the Common Stock of the Purchaser have been or will be placed with respect to the Common Stock of the Purchaser so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above;

          iv. The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the Seller of certificate(s) or other document(s) for transfer.

     2.33 The Seller acknowledges that Seller will be responsible for compliance with all conditions on transfer imposed by any federal or state securities statute and securities law administrator and for any expenses incurred by the Purchaser for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

     2.34 The Seller understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Common Stock of the Purchaser and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

     2.35     The  Seller  understands  that:

     i. No assurances are or have been made regarding any economic advantages (including tax) which may inure to the benefit of the Seller;

     ii. No assurances are or have been made concerning the distribution of profits to the Purchaser's investors; and

     iii. He is aware that this subscription is independent of any other subscription for the Common Stock of the Purchaser.

     2.36. The Seller acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Purchaser, its directors, officers, agents or employees, or any other person, expressly or by implication, as to any of the following:

     i. The approximate or exact length of time that he will be required to remain as an owner of his Common Stock of the Purchaser;

     ii. The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

     iii. That the limited past performance or experience on the part of the Purchaser, or any future projections will in any way indicate the predictable results of the ownership of the Common Stock of the Purchaser or of the overall financial performance of the Purchaser.

     2.37 The Seller acknowledges that the Purchaser has made available to him or his purchaser representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

     2.38 The Seller confirms that he has consulted with his purchaser representative, if any, or other personal advisers and that said purchaser representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and liabilities associated with his investment in the Common Stock of the Purchaser. The Seller represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature. In reaching the conclusion that he desires to acquire the Common Stock of the Purchaser, the Seller has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

     2.39 The Seller acknowledges that all information made available to him and/or his purchaser representative, if any, and/or personal advisers in connection with his investment in the Common Stock of the Purchaser, including the information furnished to him is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Purchaser.

     2.40 All of the representations and warranties of Seller and Purchaser contained in this Agreement or in any of the Closing Documents are material, none shall merge into the deed herein provided for and all shall survive the Closing Date or termination of this Agreement for a period equal to the applicable statute of limitations (the "Survival Period"). The provisions of this Section shall survive the Closing.

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

          3.1     Corporate  Organization, etc.   The Purchaser is a corporation
                  -----------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

          3.2     Authorization, etc. The Purchaser has full corporate power and
                  -------------------
authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Purchaser has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

ARTICLE IV COVENANTS OF THE SELLER

          Until the Closing Date, except as otherwise consented to or approved by the Purchaser in writing, the Seller covenants and agrees that it shall act, and shall cause Corporation so to act or refrain from acting where required hereinafter, to comply with the following:

          4.1     Regular  Course of Business. The Corporation shall operate its
                  ----------------------------
respective businesses diligently and in good faith, consistent with past management practices; shall maintain all of their respective properties in good order and condition, shall maintain (except for expiration due to lapse of time) all leases and Contracts described herein in effect without change except as expressly provided herein; shall comply with the provisions of all Regulations and Orders applicable to the Corporation and the conduct of their respective businesses; shall not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $1,000; shall not alter the rate or basis of compensation of any of its officers, directors or employees; shall maintain insurance and reinsurance coverage up to the Closing Dale with at least the coverage and in the amounts set forth in Schedule 2.22.

          4.2     Amendments.    Except  as  required  for  the  transactions
                  -----------
contemplated in this Agreement, no change or amendment shall be made in the charter or by-laws of the Corporation. The Corporation shall not merge into or consolidate with any other corporation or person, or change the character of their businesses.

          4.3     Capital  Changes:  Pledges.   Corporation  shall  not issue or
                  ---------------------------
sell any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock and Corporation shall not pledge or otherwise encumber any shares of its capital stock.

          4.4     Dividends.   Corporation  shall  not declare, pay or set aside
                  ----------
for payment any dividend or other distribution in respect of its capital stock, nor shall the Corporation, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

          4.5     Capital  and  Other  Expenditures.     Corporation  shall
                  ----------------------------------
not make any capital expenditures, or commitments with respect thereto, except as provided herein. Corporation shall not make any loan or advance to any Affiliate and the Corporation shall collect in full any amounts outstanding now due from any Affiliate.

          4.6     Borrowing.  Corporation  shall  not incur, assume or guarantee
                  ----------
any Indebtedness not reflected on the Financial Statements except in the ordinary course of business or for purposes of consummation of transactions contemplated by this Agreement and in any case only after consultation with the Purchaser.

          4.7     Other Commitments.     Except as set forth  in this Agreement,
                  ------------------
incurred or transacted in the ordinary course of business, or permitted in writing by the Purchaser, Corporation shall not enter into any transaction or make any commitment or incur any obligation (including entering into any real property leases).

          4.8     Interim  Financial  Information  and  Audit. Corporation shall
                  --------------------------------------------
supply the Purchaser with unaudited monthly operating statements within 30 days after the end of each month ending between the date hereof and the Closing Date, certified by the Corporation' chief financial officer as having been prepared in accordance with procedures employed by the Corporation in preparing prior monthly operating statements and certifying that such financial statements were prepared in accordance with GAAP and include all adjustments (all of which were normal recurring adjustments) necessary to fairly present, in all material respects, the Corporation financial position, results of operations and changes in financial position at and for such period.

          4.9     Full  Access  and  Disclosure.
                  -----------------------------

     (a) Seller and Corporation shall afford to the Purchaser and its counsel, accountants and other authorized representatives reasonable access during business hours to each of the Corporation facilities, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Corporation; and Seller shall cause Corporation officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Corporation made by the Seller's independent auditors in connection with any audit of Corporation.

     (b) From time to time prior to the Closing Date, Seller shall promptly supplement or amend information previously delivered to the Purchaser with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

          4.10     Consents. Seller and Corporation shall use their best efforts
                   ---------
to obtain on or prior to the Closing Date, all consents necessary to the consummation of the transactions contemplated hereby.

          4.11     Breach  of  Agreement.  Corporation  shall  not take, and the
                   ----------------------
Seller shall not take any action or permit the Corporation to take any action which if taken prior to the Closing Date would constitute a breach of this Agreement.

ARTICLE V  COVENANTS OF THE PURCHASER

          5.1     Confidentiality.  The  Purchaser  shall,  and  shall cause its
                  ----------------
principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Seller's prior consent, all information received by it from the Seller's or the Corporation's officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

ARTICLE VI  OTHER AGREEMENTS

          As a condition to the parties' obligation to consummate the transactions contemplated hereby:

          6.1     Agreement to Defend. In the event any action, suit, proceeding
                  --------------------
or investigation of the nature specified in Section 7.5 or Section 8.3 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

          6.2     Employment  and Non-Competition. The Seller and its Affiliates
                  --------------------------------
will, at the Closing, execute and deliver the Employment and Non-Competition Agreements in the form of EXHIBIT 6.2 hereto (the "Non-Competition Agreement").

          6.3     Further Assurances. Subject  to  the  terms and conditions of
                  -------------------
this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Purchaser shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Purchaser, the title to any property or rights of any of the Corporation acquired or to be acquired by reason of, or as a result of, the acquisition, the Seller agrees that the Seller and its proper officers shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Seller, and are fully authorized in the name of the Seller or otherwise to take any and all such action.

          6.4     Consents. Without limiting the generality of Section 6.3, each
                  ---------
of the parties hereto shall use its best efforts to obtain all permits, authorizations, consents and approvals of all persons and governmental authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

          6.5     No  Solicitation  or  Negotiation.   Unless  and  until  this
                  ---------------------------------
Agreement is terminated, the Seller and the Corporation shall not, and each shall use its, best efforts to cause its directors, officers, employees, representatives, agents, advisors, accountants and attorneys not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any person with respect to, or have any discussions with any persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Corporation, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          6.6     Deliveries After Closing. From time to time after the Closing,
                  ------------------------
at the Purchaser's request and without expense to the Seller and without further consideration from the Purchaser, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser and to put the Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

ARTICLE VII     CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

          Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Purchaser:

          7.1     Representations  and  Warranties;  Performance.   The
                  ----------------------------------------------
representations and warranties of Seller and Corporation contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Seller or the Corporation, the Purchaser, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. Seller and the Corporation shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Seller, and the President of each of the Corporation, shall each have delivered to the Purchaser a certificate (which shall be addressed to the Purchaser), dated the Closing Date, in the form of Exhibit 7.1 hereto, certifying to the foregoing.

          7.2     Consents  and  Approvals.  Purchaser,  Seller  and Corporation
                  ------------------------
shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable Regulations, Orders and Contracts of the Corporation or binding on their respective properties and assets, with respect to the execution, delivery and performance of the Agreement, the consummation of the transactions contemplated hereby and the conduct by the Purchaser of the business of Corporation in the same manner after the Closing Date as before the Closing Date.

          7.3     Opinion of Seller's Counsel. The Purchaser shall have received
                  ---------------------------
an opinion of the Seller's outside counsel (which will be addressed to the Purchaser), dated the Closing Date, in the form of Exhibit 7.3 hereto.

          7.4     No  Material  Adverse  Change.    There  shall  have  been  no
                  -----------------------------
Material Adverse Change since the date of this Agreement. The Purchaser shall have received certificates (which shall be addressed to the Purchaser), dated the Closing Date, of the president and chief financial officer of each of the Seller and the Corporation, in the form designated Exhibit 7.4 hereto, certifying to the foregoing.

          7.5     No  Proceeding  or  Litigation.   No  preliminary or permanent
                  ------------------------------
injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any

Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

          7.6     Accounting Certificates.   The Purchaser shall have received a
                  -----------------------
certificate, dated the Closing Date, of the Seller's chief financial officer in the form of Exhibit 7.6 hereto as to THE accuracy of all of the Corporation financial statements for the fiscal years ending MARCH 31, 2004, respectively, which certificate shall contain a statement by the Seller's independent auditors that each such year-end financial statement was incorporated, without change, into the respective year-end audited financial statements of the Seller.

          7.7     Proceedings  and  Documents.  All  corporate  and  other
                  ---------------------------
proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the Purchaser's counsel, and the Seller and the Corporation shall have made available to the Purchaser for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Corporation which the Purchaser may reasonably request in connection with said transaction.

          7.8     Secretary's  Certificate.     The  Purchaser  shall  have
                  ------------------------
received a certificate, substantially in the form of Exhibit 7.8 hereto, by the respective secretary of the Seller and each of the Corporation, as to the charter and bylaws of the Seller and the Corporation, the resolutions adopted by the directors and stockholders of the Seller in connection with this Agreement and the incumbency of the Seller's officers.

          7.9     Certificates  of  Good  Standing.   At the Closing, the Seller
                  --------------------------------
and the Corporation shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Seller and Corporation as of a date not more than fifteen (15) days prior to the Closing Date as a corporation organized under the laws of the states and as a foreign corporation authorized to do business under the laws of the jurisdictions listed in the Schedules hereto.

          7.10     Other  Documents.  The  Seller  and Corporation shall furnish
                   ----------------
the Purchaser with such other and further documents and certificates including certificates of the Corporation officers and others as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

ARTICLE VIII     CONDITIONS TO THE OBLIGATIONS OF THE SELLER

          Each and every obligation of the Seller under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Seller:

          8.1     Representations  and  Warranties;  Performance.  The
                  -----------------------------------------------
representations and warranties of the Purchaser contained in Article III and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, the Purchaser, to the Seller, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The president of the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, in the form of Exhibit 8.1 hereto, certifying to the foregoing.

          8.2     Consents  and  Approvals.  Purchaser,  Seller  and Corporation
                  ------------------------
shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable Regulations, Orders or Contracts of the Corporation or binding on their properties and assets, with respect to the execution, delivery and performance of the Agreement, the financing consummation of the transactions contemplated herein and the conduct by the Purchaser of the business of the Corporation in the same manner after the Closing Date as before the Closing Date.

          8.3     No  Proceeding  or  Litigation.  No  preliminary  or permanent
                  ------------------------------
injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

ARTICLE IX  CLOSING

          9.1     Closing.    Unless  this  Agreement shall have been terminated
                  -------
or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on April 21, 2004, or on such other mutually agreed to date (the "Closing Date").

          9.2     Intervening  Litigation.  If  prior  to  the  Closing Date any
                  -----------------------
preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated herein for a period of fifteen days or longer, the Closing shall be adjourned at the option of either party for a period of thirty days. If at the end of such thirty day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

ARTICLE X  TERMINATION AND ABANDONMENT

          10.1     Methods  of  Termination.     This  Agreement  may  be
                   ------------------------
terminated and the transactions herein contemplated may be abandoned at any time prior to Closing:

     (a)     by  mutual  consent  of  the  Purchaser  and  the  Seller;

     (b) by the Purchaser or the Seller if this Agreement is not consummated on or before April 30, 2004; provided that if any patty has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this
Section 10.l(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

     (c) by the Purchaser if as of the Closing Date any of the conditions specified in Article VI hereof have not been satisfied in any material respect or if the Seller or any of the Corporation are otherwise in default in any material respect under this Agreement; or

     (d) by the Purchaser or the Seller, if they do not accept or are not deemed to have accepted the Schedules.

     (e) by Seller after Closing and within 30 days following the closing of fiscal 2004.

          10.2     Procedure Upon Termination.   In the event of termination and
                   --------------------------
abandonment pursuant to Section 10.1 hereof, and subject to the proviso contained in Section 10.l(b) this Agreement shall  terminate  and  shall  be abandoned, without further action by any of the
parties  hereto.   If  this  Agreement  is  terminated  as  provided  herein:

     (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

     (b) all information received by any party hereto with respect to the business of any other party or the Corporation (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

     (c) no party hereto shall have any liability or further obligation to any other party to this Agreement.

     (d) in the event of termination under Section 10.1 (e) the following shall apply: Purchaser shall transfer all of the capital stock of Corporation to Seller in exchange for:

          (i) the return to Purchaser, of all of the consideration paid in connection with this Agreement; and

          (ii) the satisfaction in full of all indebtedness and other liabilities owed to Purchaser by the Corporation or, if such action would render Corporation insolvent, then by SELLER, including the return by dividend or otherwise to Purchaser of all capital contributions by Purchaser to Corporation; and

          (iii) the assumption by Seller, without recourse to, and with the release of, Purchaser, of all obligations or liabilities of Corporation, guaranteed or otherwise previously assumed by Purchaser, and

          (iv) the release of Purchaser with respect to all obligations or liabilities of Corporation to third parties and the undertaking to defend, hold harmless and indemnify Purchaser with respect to the foregoing in the form of the Indemnity Agreement attached hereto as Schedule 10.2 (d)(iii).

          If each of the foregoing conditions to the exchange of the capital stock of the Corporation can not be satisfied by the Corporation or the Seller, as the case may be, then Purchaser's obligations to transfer such capital stock shall be tolled until such conditions are satisfied; provided, however, that Purchaser may, in its sole and absolute discretion,
     --------  -------
     elect to proceed to transfer title to the capital stock of Corporation to Seller subject to the retention of a perfected first priority security interest in such shares of capital stock of the Corporation, which shall secure the satisfaction of such liabilities and the performance of such obligations. Purchaser shall have no obligation to release such security interest until all obligations and liabilities shall have been indefeasibly satisfied. If Corporation and the Seller cannot, or shall not, satisfy each of the conditions precedent by 90 Days then all of Purchaser's obligations to return the capital stock of Corporation shall terminate and Purchaser's first priority security interest shall be deemed foreclosed, all of the right title and interest in the shares of the Corporation shall vest in the Purchaser, and Purchaser shall have no further obligations under this Section.
     --------

ARTICLE XI  SURVIVAL OF TERMS; INDEMNIFICATION

          11.1     Survival.  All of the terms and conditions of this Agreement,
                   --------
together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this Article XI, which shall survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties, and the agreements of the Seller, the Corporation and the Purchaser to indemnity each other set forth in this Article XI, shall survive and continue for, and all Claims with respect thereto shall be made prior to the end of, the fourth anniversary of the Closing Date, except for (i) the representations and warranties set forth in Article
II_,__ and___, and the indemnities and agreements related thereto which shall survive until the expiration of the applicable statute of limitations, and (ii) representations, warranties and indemnities for which an indemnification Claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

          11.2     Indemnification by Seller.    Subject to this Article XI, the
                   -------------------------
Purchaser and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Seller at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

     (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Seller or the Corporation under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Seller or the Corporation hereunder;

     (b) Any and all liabilities of any of the Corporation of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent not reflected and reserved against in the Financial Statements or not otherwise adequately disclosed in this Agreement or the schedules or exhibits thereto, including, without limitation:

     (i) All Tax liabilities of the Seller and the Corporation, including federal, state and local Tax liability, together with any interest or penalties thereon or related thereto, through the Closing Date but excluding any Taxes for which there is an adequate accrual and reserve on the Financial Statements and any Tax liability of the Seller arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of the Seller or any of the Corporation payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

     (ii) Liabilities that arise from Claims, of whatever nature, (A) relating to contracts underlying the Commutation Agreement or (B) which arose from an Occurrence that took place prior to the Closing Date and was not accrued for in the full amount of such Claim on the Financial Statements.

     (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

     11.5     Indemnification  by the Purchaser. Subject to this Article XI, the
              ---------------------------------
Purchaser agrees to, and shall, indemnify the Seller and its respective officers, directors, employees, shareholders, representatives and agents and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

     (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation of the part of the Purchaser under this Agreement, any document relating hereto or thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, other agreement or instrument by the Purchaser hereunder.

     (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or claim incident to any of the foregoing.

     11.6     Third-Party  Claims.  Except  as  otherwise  provided  in  this
              -------------------
Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third-party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "indemnitor") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this Article XI, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the tax liabilities, earnings or ongoing business relationships of the indemnitee). The indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the Indemnitee in any amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article XI.

          Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim against it, subject to the prior written approval of the other, which approval shall not be unreasonably withheld.

          An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed counsel in the defense of such action or Claim, or (c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Any and all Claims made by the Purchaser against the Seller for indemnification under this Article XI may be, but are not required to be, settled by payment from the Escrow Account.

ARTICLE XII     MISCELLANEOUS PROVISIONS

     12.1      Amendment  and  Modification.    Subject  to applicable law, this
               ----------------------------
Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

     12.2      Entire  Agreement.  This  Agreement,  including the schedules and
               -----------------
exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

     12.3      Certain  Definitions.
               --------------------

     "Affiliate"  means,  with  regard to any Person (a) any Person, directly or
      ---------
indirectly,  controlled by, under common control of, or controlling such Person,
(b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

     "Authority"  means  any  governmental,  regulatory  or administrative body,
      ---------
agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

     "Claim"  means  any action, claim, obligation, liability, expense, lawsuit,
      -----
demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

     "Contract"  means  any agreement, contract, commitment, instrument or other
      --------
binding  arrangement  or  understanding,  whether  written  or  oral.

     "GAAP"  means  generally  accepted  accounting  principles,  applied  on  a
      ----
consistent basis with the Financial Statements, as in existence at the date hereof.

     "Guarantee"  means  any guarantee or other contingent liability (other than
      ---------
any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and
(b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

     "Indebtedness"  with  respect  to  any  Person means any obligation of such
      ------------
Person for borrowed money, but in any event shall include (a) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business,
(b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all Guarantees of such Person.

     "Lien"  means any security interest, lien, mortgage, pledge, hypothecation,
      ----
encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

     "Marketable  Securities"  means any investment in (a) obligations issued or
      ----------------------
guaranteed by the United States government (or agencies thereof) maturing in less than four years from the Closing Date, (b) certificates of deposit or repurchase agreements due within one year of the Closing Date of domestic United States banks having capital and surplus of $250,000,000 or more and having a rating of A or better from Moody's Investors Service, Inc. and A or better from Standard & Poor's Corporation, and (c) investments in commercial paper issued by any company organized and existing under the laws of the United States or any state thereunder having a rating (at the time of investment) of "P-1" if rated by Moody's Investors Service, Inc. or of "A-1" if rated by Standard & Poor's Corporation and maturing within one year of the Closing Date.

     "Material  Adverse  Change"  means  any developments or changes which would
      -------------------------
have  a  material  adverse  effect.

     "Material  Adverse  Effect"  means  any  circumstances,  state  of facts or
      -------------------------
matters which might reasonably be expected to have a material adverse effect in respect of a Corporation's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

     "Occurrence"  means  any  accident,  happening or event which occurs or has
      ----------
occurred at any time prior to the Closing Date, which results in or could result in a claim against a Corporation or creates or could create a liability or loss for a Corporation.

     "Order" means any decree, judgment, award, order, injunction, rule, consent
      -----
of  or  by  an  Authority.

     "Person"  means  any corporation, partnership, joint venture, organization,
      ------
entity,  Authority  or  natural  person.

     "Proprietary  Rights"  means  any  patent,  patent  application, copyright,
      -------------------
trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

     "Regulation"  means  any  law,  statute,  rule,  regulation,  ordinance,
      ----------
requirement,  announcement  or  other  binding  action  of  or  by an Authority.

          12.4     Notices.   All  notices,  requests,  demands  and  other
                   -------
communications required when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

          (a)  If to the Seller or the Corporation, to:

                    1500 Kingfisher Dr.
                    -------------------
                    Marietta, Ga 30062
                    ------------------
                    Attn: Mark D, Andrizzi
                                          ----------------

                    with a copy to:
                    3271 Cardinal Lake Dr.
                    ----------------------
                    Doloth, Ga 30096
                    ----------------
                    Attn: Robert G. Barrow Jr.
                                              --------------------

or to such other person or address as Seller shall furnish by notice to the Purchaser in writing.

          (b)  If to the Purchaser, to:

or to such other person or address as the Purchaser shall furnish by notice to Seller in writing.

     12.5     Assignment.  This Agreement and all of the provisions hereof shall
              ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens or security interests in respect of its rights and interests hereunder without the prior approval of the Seller or the Corporation.

     12.6     Governing  Law, Attorneys Fees and Venue.   The Agreement shall be
              ----------------------------------------
governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance. Any action brought to enforce any of the terms hereof shall be brought exclusively in the state or federal courts of the State of Georgia, County of Fulton and the prevailing party in any such action shall be entitled to an award of reasonable attorney fees and court costs.

     12.7     Counterparts.   This  Agreement  may  be  executed  in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8     Headings.  The  article  and  section  headings  contained in this
              --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.9     Binding  Effect.   This  Agreement shall not be construed so as to
              ---------------
confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

     12.10     Injunctive  Relief. The parties hereto agree that in the event of
               ------------------
a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     12.11     Delays  or  Omissions.   No  delay  or  omission  to exercise any
               ---------------------
right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the party of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     12.12     Severability.  Unless otherwise provided herein, if any provision
               ------------
of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.13     Expenses.  The  Purchaser  shall bear its own expenses, including
               --------
without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Seller shall bear its own and the Corporation' expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

     12.14 Limitation of Liability. NEITHER PURCHASER NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS AND OR ATTORNEYS OR PROFESSIONAL ADVISORS REPERESENT1NG ANY OF THEM IN THIS TRANSACTION, (THE "SECTION 12.14 PARTIES') SHALL HAVE ANY LIABILITY TO SELLER OR TO THE CORPORATION WITH RESPECT TO ANY OBLIGATIONS UNDER THIS AGREEMENT, OR THE OTHER AGREEMENTS AS HEREIN DEFINED, OR OTHERWISE, FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF ANY OF THEM HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE JOINT AND SEVERAL LIABILITY OF THE SECTION 12.14 PARTIES TO SELLER OR TO THE CORPORATION OR ANY OTHER PARTY FOR ANY REASON AND UPON ANY CAUSE OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF FIVE THOUSAND DOLLARS ($5,000). THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS. IN THE EVENT THE TERMS OF THIS SECTION CONFLICT WITH ANY OF THE OTHER TERMS OF THIS AGREEMENT OR WITH THE TERMS OF ANY OF THE OTHER AGREEMENTS, AS THAT TERM IS DEFINED HEREIN, THE TERMS OF THIS SECTION SHALL CONTROL AND THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING FOR SEVEN YEARS.

12.15.  Post Closing  Undertakings.

     a.        Acquisitions.  Immediately  after Closing Purchaser shall cause a
               -------------
               meeting of the Board of Directors of Purchaser to be held in order to establish guidelines to be used by the seller for future acquisitions of entities similar or related to the Seller. The Purchaser will establish a pool of stock along with a pool of cash or debt to be used for acquisitions meeting the guidelines established by the Purchasers Board of Directors which should approximate the same terms and conditions established to acquire the Seller. Seller will be able to act on Acquisitions that meet all pre-established guidelines established by the Purchasers Board.
     b.        Corporate  Governance.  Immediately after Closing Purchaser shall
               ----------------------
               establish policies for operation of the Corporation. These policies will include but not be limited to: 1) The makeup of a Board of Directors for ICS that will be made up of insiders of ICS with a liaison from Purchaser's Board attending each Board meeting, The liaison shall not have voting rights. 2) That ICS shall have the right to enter into debt obligations with outside lenders at certain pre-set limits 3) That ICS shall have the ability to enter into inter-company debt obligations. This debt instrument would allow ICS to borrow from Purchaser or their lenders with interest charged at the incremental rate of borrowing by the Purchaser



          IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.


Attest:                  SPIDER BOY INTERNATIONAL,

/s/ MARK  D.  ANDRIZZI   By /s/                                    DATE: 4-21-04
----------------------      -------------------------------------
                               Title  CEO
                                    -----------------------------

Attest:                  INNOVATIVE  CORPORATE  STRATEGIES  INC

                         By /s/ Mark D. Andrizzi
----------------------      -------------------------------------
                               Title  CEO
                                    -----------------------------

                         MARK  D.  ANDRIZZI

                         By /s/ Mark D. Andrizzi                   DATE: 4-21-04
                            -------------------------------------

                         ROBERT G. BARROW JR.

                         By /s/ Robert G. Barrow Jr.               DATE: 4-21-04
                            -------------------------------------

SCHEDULE 1.1

          STOCK CERTIFICATES

Schedule 2.1(A)
---------------

     JURISDICITIONS

     Currently incorporated in the State of Georgia and have a business license to conduct business from Fulton County Georgia. This is all that is needed to conduct business throughout the United States at this time.

SCHEDULE 2.1(B)
---------------

          ICS'S CHARTER AND BYLAWS

SCHEDULE 2.3
------------

          AUTHORIZED, ISSUED AND OUTSTANDING STOCK OF ICS

SCHEDULE 2.9(A)(1)
------------------

          AUDITED YEAR-END BANANCE SHEETS AND STATEMENTS AS OF
MARCH 31, 2004

SCHEDULE 2.9(B)
---------------

          LIABILITIES OF ICS

          ICS has some liabilities to it's current, officers. They are as follows:

Mark D. Andrizzi

     $29,750     Accrued Salary from 1/1/04 to 4/15/04
         100     Misc. expenses
     -------
     $29,850     Total

Barrow Group

     $    333     Business License
          600     Misc. Expenses
     $    933     Total

Popkin & Associates

     $   500     Incorporation


SCHEDULE 2.9(C)
---------------

          NA


SCHEDULE 2.10
-------------

          EMPLOYEES AND INDEPENDENT CONTRACTORS OF ICS

          Mark D. Andrizzi
          Robert G Barrow, Jr.


SCHEDULE 2.12(VI)
-----------------

          CONTRACT AS LESSEE

          NA

Schedule 2.12(C)
----------------

          TRUE AND COMPLETE CONTRACTS AND DOCUMENTS FOR
EMPLOYEES

          NA


Schedule 2.14 (A)
-----------------

          EXCEPTIONS TO MARKETABLE TITLE

          NA



Schedule 2.14
-------------

          EXCEPTIONS TO LEASES

          NA


Schedule 2.16
-------------

          EXCEPTIONS TO TAX RESERVES

          NA


Schedule 2.19
-------------

          BANK, TRUST COMPANY, FINANCIAL INSTUSTION ACCOUNTS

          NA


Schedule 2.20
-------------

          TRADE NAME, SERVICE MARK, PATENT, TRADEMARK OR
COPYRIGHT

SCHEDULE 2.22
-------------

          INSURANCE POLICIES NA


SCHEDULE 2.28

          FORM OF REGISTRATION RIGHTS AGREEMENT
          ---------------------------- --------

          THIS AGREEMENT is entered into as of April 21, 2004. by and between SPIDERBOY INTERNATIONAL, INC., a Minnesota corporation (the "Corporation"), and ROBERT G. BARROW JR. and MARK D. ANDRIZZI (collectively, the "Holder"), by and between SPIDER BOY INTERNATIONAL INC., a Minnesota corporation (the "Purchaser").

     WHEREAS, on even date herewith, for value received, pursuant to that certain Stock Purchase Agreement, the Holder received ____________ shares of the common stock of the Company, par value $0,001 per share (the "Common Stock"); and

     WHEREAS, the shares of the Common Stock and any other securities issued or issuable at any time or from time to time in respect of the Common Stock as a result of a merger, consolidation, reorganization, stock split, stock dividend, recapitalization or other similar event involving the Company are hereinafter referred to as the "Registrable Securities":

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Piggyback Registration Rights Available. Provided that the Registrable Securities have not been registered, if at any time after the date hereof but before the third anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), other than by a registration in connection with an acquisition in a manner which would not permit registration of the Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto on an underwritten basis (either "best-efforts" or "firm-commitment"), then, the Company will each such time give prompt written notice to the Holder of its intention to do so and of the Holder's rights under this Agreement. Upon the written request of the Holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of the Registrable Securities in a registration statement filed by the Company on Form S-1, SB-2, or S-3, or some other similar form pursuant to the Securities Act to register the securities which the Company proposes to register (the "Registration Statement"), provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the

Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon:

     (a) In the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

     (b) In the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

2.   Payment  of Registration Expenses.    The Company will pay all Registration
Expenses in connection with each registration of Registrable Securities requested pursuant to this Agreement. The right provided the Holder pursuant to this Agreement shall be exercisable at its sole discretion.

3. Priority in Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Agreement shall inform the Company and the Holder by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering:

     (a) First, securities proposed by the Company to be sold for its own account; and

     (b) Second, Registrable Securities and securities of other selling security holders requested to be included in such registration pro rate on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the Holder shall have pro rata rights of registration with all shares sought to be included by officers and directors of the Company as well as holders of 10 percent or more of the Common Stock.

4. Registration Procedures. If and whenever the Company is required to affect the registration of any Registrable Securities under the Securities Act as provided in herein, the Company shall, as expeditiously as possible:

     (a) Prepare and file with the Securities and Exchange Commission (the "SEC") the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC, as soon as practicable; provided, however, that before filing the Registration Statement or any amendments thereto, the Company will furnish to the counsel selected by the Holder, copies of all such documents proposed to be filed;

     (b) Furnish to the Holder such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holder;

     (c) Use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such other securities laws or blue sky laws as the Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subparagraph be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

     (d) Use its commercially reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities;

     (e) Furnish to the Holder a signed counterpart, addressed to the Holder, and the underwriters, if any, of an opinion of counsel for the Company, dated the effective date of the Registration Statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Holder including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (f) Notify the Holder and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

          (i) When the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;
          (ii) Of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;
          (iii) Of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and
          (iv) Of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

     (g) Notify each holder of the Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (h) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (i) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder;

     (j) Enter into such agreements and take such other actions as the Holder shall reasonably request in writing (at the expense of the requesting or benefiting Holder) in order to expedite or facilitate the disposition of the Registrable Securities; and

     (k) Use its commercially reasonable best efforts to list all of the Registrable Securities covered by the Registration Statement on any securities exchange on which any of the Registrable Securities are then listed.

     5. Information to be Furnished by the Holder. The Company may require the Holder of the Registrable Securities as to which any registration is being affected to furnish the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     6. Discontinuance of Disposition of the Registrable Securities. The Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Paragraph 4(g) hereof, the Holder will forthwith discontinue the Holder's disposition of the Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 4(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     7. Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Holder, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Holder among the securities to be distributed by such underwriters.

     8. Holdback Agreements. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of the Registrable Securities in the Registration Statement, the Holder agrees by acquisition of the Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested, by the underwriter, provided however:

     (a) The secondary offering is intended to raise a minimum of $8,000,000 on behalf of the Company and

     (b) Such period shall not exceed the 90-day period commencing with the completion of an underwritten offering.
The Company agrees and acknowledges that during any holdback period, the Holder may sell, in the holdback period, Registrable Securities in the amount of up to one percent per week of the shares of the Common Stock held by the Holder as long as this Agreement remains effective.

     9.     Participation  in  Underwritten  Offerings.     The  Holder may  not
participate  in  any  underwritten  offering  under  this  Agreement  unless the
Holder:

     (a) Agrees to sell its securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holder; and

     (b) Completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require the Holder to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by the Holder expressly for use in the related Registration Statement or representations, warranties or agreements regarding the Holder, the Holder and the Holder's intended method of distribution and any other representation required by law.

     10. Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holder and its counsel and accountants, the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holder's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     11. Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the Holder, its directors and officers, each other Person ("Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity) who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Holder or any such director or officer or underwriter or controlling person may become subject tinder the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of the Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by the Holder.

     12. Indemnification by the Holder, The Company may require, as a condition to including any of the Registrable Securities in any Registration Statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 11 hereof) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holder.

     13. Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Paragraph 11 and Paragraph 12 hereof, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Paragraph 11 and Paragraph 12 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the Indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     14. Other Indemnification. Indemnification similar to that specified in Paragraph 11 and Paragraph 12 hereof (with appropriate modifications) shall be given by the Company and the Holder (but only if and to the extent required pursuant to the terms hereof) with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

     15. Indemnification Payments. The indemnification required by Paragraph 11 and Paragraph 12 hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     16. Contribution. If the indemnification provided for in Paragraph 11 and Paragraph 12 hereof is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified, party as a result of such expense, loss., claim, damage or liability:

     (a) In such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Regiatrable Securities; or

     (b) If the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained hereof, and in no event shall the obligation of any indemnifying party to contribute under this Paragraph 16 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.
The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Paragraph 16 were determined by pro rata allocation (even if the Holder and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     17. Limitation on Contributions. Notwithstanding the provisions of Paragraph 16, the Holder and an underwriter shall not be required to contribute any amount in excess of the amount by which (a) in the case of the Holder, the net proceeds received by the Holder from the sale of Registrable Securities, or
(b) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     18. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (including but not limited to the reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 referred to in subparagraph (c) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holder, make publicly available other information) and will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with the requirements of this Paragraph.

     19. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51 percent or more of the shares of (a) the Registrable Securities issued at such time, plus (b) the Registrable Securities issuable upon exercise or conversion of the securities of the Company then constituting derivative securities (if such securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Paragraph, whether or not such Registrable Securities shall have been marked to indicate such consent.

     20. Nominees for Beneficial Owners. In the event that any of the Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of the Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of the Registrable Securities held by a holder or holders of the Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

     21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) on the date they are delivered if delivered in person; (b) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (c) on the date delivered by an overnight courier service; or (d) on the third business day after it is mailed by registered or certified mall, return receipt requested with postage and other fees prepaid, if to the Company addressed to Mr. Billy Ray at 165 Wilde Green Drive, Roswell, Georgia 30075, and if to the Holder addressed to the Holder at the address specified on the signature page hereof. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     22. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any of the Registrable Securities.

     23. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     24. Law Governing; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District

Court for the _______ District of Georgia, as well as of the Courts of the State of Georgia in ______ County, Georgia over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     25. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     26. Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives., heirs, successors and assignees.

     27. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     28. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     29. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


SPIDERBOY  INTERNATIONAL  INC           Mark  D.  Andrizzi

By:______________                       ______________________________
Name  Printed:
Title:                                  Name  Printed:________________

Witness:______________________          Witness:______________________

Name  Printed                           Name  Printed:________________

Witness:______________________          Witness:______________________

Name  Printed                           Name  Printed:________________

                                        By:

                                        ______________________________

                                        Robert G. BARROW  Jr.
                                        Name  Printed:________________

                                        Witness:______________________

                                        Name Printed:

                                        Witness:______________________

                                        Name Printed:_________________

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SCHEDULE 6.2
------------

          EMPLOYMENT AND NON-COMPETITION

SCHEDULE 10.2

          INDEMNITY AGREEMENT - CHARYS